UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 20, 2025

Nordstrom, Inc.

(Exact name of registrant as specified in its charter)

Washington	001-15059	91-0515058
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1617 Sixth Avenue, Seattle, Washington 98101

(Address of principal executive offices)

Registrant’s telephone number, including area code (206) 628-2111

Inapplicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, without par value	JWN	New York Stock Exchange
Common stock purchase rights		New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introduction

On May 20, 2025, pursuant to the terms of that certain Agreement and Plan of Merger, dated December 22, 2024 (the “Merger Agreement”), by and among Nordstrom, Inc., a Washington corporation (the “Company”), Nordstrom Holdings, Inc., a Delaware corporation (formerly Norse Holdings, Inc.) (“Parent”), and Navy Acquisition Co. Inc., a Washington corporation and a direct, wholly owned subsidiary of Parent (“Acquisition Sub”), Acquisition Sub merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent. On May 20, 2025, the Company filed the Articles of Merger with the Secretary of State of the State of Washington, pursuant to which the Merger became effective.

Parent and Acquisition Sub were formed by certain members of the Nordstrom family and related trusts and family-controlled investment vehicles (the “Family Group”) and El Puerto de Liverpool S.A.B. de C.V., a Mexican publicly traded corporation (sociedad anónima bursátil de capital variable) (“Liverpool”).

Item 1.01	Entry into a Material Definitive Agreement

The information set forth in the Introduction to this Current Report on Form 8-K (the “Introduction”) is incorporated into this Item 1.01 by reference.

Credit Agreement

Concurrently with the closing of the Merger, the Company, as the lead borrower, entered into that certain Credit Agreement with Wells Fargo Bank, National Association, as agent, letter of credit issuer and swing line lender, the lenders and other parties from time to time party thereto, Parent and the subsidiary guarantors from time to time party thereto (the “Credit Agreement”), which provides for a senior secured asset-based revolving credit facility in an aggregate principal amount of $1,200 million (the “ABL Facility”), guaranteed by two of the Company’s subsidiaries, Nordstrom Card Services, Inc. and NIHC, Inc. (the “Subsidiary Guarantors”). The Company borrowed $450 million under the ABL Facility in connection with the closing of the Merger. The obligations under the Credit Agreement are secured by substantially all assets of the Company and the Subsidiary Guarantors other than real property (subject to certain exclusions and exceptions) (the “Collateral”), with the ABL Facility having a first priority lien on the Company and the Subsidiary Guarantors’ current assets and related collateral (the “ABL Priority Collateral”) and a second priority lien on the Company and the Subsidiary Guarantors’ other assets, including intellectual property (excluding real estate) (the “Notes Priority Collateral”). The Credit Agreement includes representations and warranties, covenants and other provisions that are customary for similar credit agreements, including, without limitation, limitations with respect to indebtedness, liens, investments, distributions, mergers and acquisitions, disposition of assets and transactions with affiliates, and customary events of default.

Rollover Amendment

On December 22, 2024, in connection with the Company’s execution of the Merger Agreement, the Family Group entered into a Rollover, Voting and Support Agreement (the “Family Group Rollover Agreement”) with Parent and the Company, pursuant to which, immediately prior to the Effective Time (as defined below), the Family Group agreed to contribute to Parent substantially all of its respective holdings of Company Common Stock (as defined below), in exchange for common stock of Parent, and, as a result of the Merger, the shares of Company Common Stock contributed to Parent would be cancelled and extinguished without any conversion thereof or consideration paid therefor.

On May 20, 2025, the Family Group entered into Amendment No. 1 (the “Rollover Amendment”) to the Family Group Rollover Agreement, which increased the number of shares of Company Common Stock being contributed by the Family Group to Parent immediately prior to the Effective Time.

The foregoing descriptions of the Family Group Rollover Agreement and Rollover Amendment do not purport to be complete and are subject to, and qualified in their entirety by reference to, the full text of the Family Group Rollover Agreement, which is attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on December 23, 2024, and the Rollover Amendment, which is attached as Exhibit 10.1 to this Current Report on Form 8-K, and are incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement

The information set forth in the Introduction is incorporated into this Item 1.02 by reference.

On May 20, 2025, in connection with the closing of the Merger, all outstanding indebtedness under the Revolving Credit Agreement, dated May 6, 2022, by and among the Company, Wells Fargo Bank, National Association, as administrative agent, and the lenders from time to time party thereto, as amended (together, the “Company Credit Agreement”), was repaid in full and all commitments thereunder were terminated. Additionally, the guarantees and liens securing the indebtedness under the Company Credit Agreement were discharged and released.

In connection with the payoff of indebtedness and termination of commitments under the Company Credit Agreement, the Company entered into that certain Master Agreement for Standby Letters of Credit/Demand Guarantees with The Bank of Nova Scotia on May 20, 2025, which provides for the cash collateralization of the letter of credit that was issued under the Company Credit Agreement.

Item 2.01	Completion of Acquisition or Disposition of Assets

The information set forth in the Introduction and Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.01 by reference.

At the effective time of the Merger (the “Effective Time”), each share of the Company’s common stock, no par value per share (“Company Common Stock”) issued and outstanding immediately prior to the Effective Time (other than any shares of Company Common Stock owned by the Company or its wholly owned subsidiaries (the “Owned Company Shares”), the shares contributed to Parent by Liverpool and certain members of the Family Group (the “Rollover Shares”), and shares of Company Common Stock held by shareholders who have complied with all the provisions of the Washington Business Corporation Act concerning dissenters’ rights with respect to the Merger Agreement) was cancelled and converted into the right to receive $24.25 per share of Company Common Stock in cash (the “Merger Consideration”), without interest and less any required tax withholdings.

As of the Effective Time, the Owned Company Shares and the Rollover Shares were automatically cancelled and retired and ceased to exist as issued or outstanding shares, and no consideration or payment was delivered in exchange therefor or in respect thereof.

On May 15, 2025, the board of directors of the Company declared a special cash dividend to holders of the Company Common Stock, contingent upon the closing of the Merger and payable to shareholders of record as of the close of business on May 19, 2025 in an amount equal to $0.25 per share of Company Common Stock (the “Special Dividend Amount”), to be paid on May 27, 2025. On the same date, the board of directors of the Company also declared a “stub period” cash dividend to holders of the Company Common Stock, contingent upon the closing of the Merger and payable to shareholders of record as of the close of business on May 19, 2025 in an amount equal to $0.1462 per share of Company Common Stock, to be paid on May 27, 2025.

In addition, pursuant to the Merger Agreement, immediately prior to the Effective Time:

·	each outstanding and unexercised vested option to purchase shares of Company Common Stock (“Option”) was, except as otherwise agreed to in writing prior to the Effective Time by Parent, the Company and a holder of an Option award, cancelled and converted into the right to receive a payment in cash of an amount equal to, without interest and less any required tax withholdings, the product of (1) the total number of shares of Company Common Stock subject to such cancelled vested Option, multiplied by (2) the excess, if any, of (a) $24.50 (which is the sum of the Merger Consideration plus the Special Dividend Amount) over (b) the exercise price per share of Company Common Stock subject to such cancelled vested Option; provided, however, each vested Option for which the exercise price per share of Company Common Stock was equal to or greater than $24.50 was cancelled in exchange for no consideration;

·	each unvested Option was, except as otherwise agreed to in writing prior to the Effective Time by Parent, the Company and a holder of an Option award, cancelled and converted into the contingent right to receive a payment in cash of an amount equal to, without interest and less any required tax withholdings, the product of (1) the total number of shares of Company Common Stock subject to such cancelled unvested Option, multiplied by (2) the excess, if any, of (a) $24.50 over (b) the exercise price per share of Company Common Stock subject to such cancelled unvested Option; provided, however, that the cash received for any unvested Option continues to have, and be subject to, the same terms and conditions (including with respect to vesting and timing of payment) as applied to the corresponding unvested Option immediately prior to the Effective Time, subject to certain exceptions set forth in the Merger Agreement; provided, further, each unvested Option for which the exercise price per share of Company Common Stock was equal to or greater than $24.50 was cancelled in exchange for no consideration;

·	each outstanding vested restricted stock unit with respect to shares of Company Common Stock (“RSU”) was, except as otherwise agreed to in writing prior to the Effective Time by Parent, the Company and a holder of an RSU award, cancelled and converted into the right to receive a payment in cash of an amount equal to, without interest and less any required tax withholdings, the product of (1) the number of shares of Company Common Stock subject to such vested RSU, multiplied by (2) $24.50;

·	each outstanding unvested RSU was, except as otherwise agreed to in writing prior to the Effective Time by Parent, the Company and a holder of an RSU award, cancelled and converted into the contingent right to receive a payment in cash of an amount equal to, without interest and less any required tax withholdings, the product of (1) the number of shares of Company Common Stock subject to such unvested RSU, multiplied by (2) $24.50, provided, however, that the cash received for any unvested RSU continues to have, and be subject to, the same terms and conditions (including with respect to vesting and timing of payment) as such RSU, subject to certain exceptions set forth in the Merger Agreement;

·	each outstanding vested performance-based restricted stock unit with respect to shares of Company Common Stock (“PSU”) was cancelled and converted into the right to receive a payment in cash of an amount equal to, without interest and less any required tax withholdings, the product of (1) the number of shares of Company Common Stock that vested with respect to such PSU multiplied by (2) $24.50;

·	each outstanding unvested PSU was cancelled and converted into the contingent right to receive a payment in cash of an amount equal to, without interest and less any required tax withholdings, the product of (1) the number of shares of Company Common Stock subject to such unvested PSU (as eventually determined based on actual performance for the applicable performance period based on the applicable terms of such unvested PSU) multiplied by (2) $24.50; provided, however, that the cash received for any unvested PSU continues to have, and be subject to, the same terms and conditions (including with respect to vesting and timing of payment) as such PSU, subject to certain exceptions set forth in the Merger Agreement; and

·	any portion of a PSU not described above was cancelled for no consideration.

As of the Effective Time of the Merger, the Company’s 2019 Equity Incentive Plan and the Company’s 2010 Equity Incentive Plan, each as amended (the “Company Stock Plans”), terminated, other than the agreements underlying, and the applicable terms of the Company Stock Plans applicable to the converted awards, in each case, solely to the extent relevant to the terms and conditions of the Merger Agreement. The Company’s Employee Stock Purchase Plan also terminated effective as of immediately prior to the Effective Time, but subsequent to the exercise of certain purchase rights pursuant to the Merger Agreement.

The foregoing description of the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Merger Agreement, which is attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on December 23, 2024 and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in the Introduction and Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

The information set forth in the Introduction and Item 2.01 of this Current Report on Form 8-K is incorporated into this Item 3.01 by reference.

In connection with the closing of the Merger, the Company notified the New York Stock Exchange (the “NYSE”) of its intent to remove the Company Common Stock from listing on the NYSE and requested that the NYSE (i) suspend trading of the Company Common Stock on the NYSE prior to the opening of trading on May 21, 2025 and (ii) file a Notification of Removal of Listing and/or Registration on Form 25 with the SEC to delist and deregister the Company Common Stock and Rights (as defined below) under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The delisting and deregistration under Section 12(b) of the Exchange Act will become effective 10 days after the filing of Form 25. The Company intends to file with the SEC a certification and notice on Form 15 with respect to the Company Common Stock, the Rights, and the Notes (as defined below) once the delisting and deregistration under Section 12(b) of the Exchange Act becomes effective. The Company’s reporting obligations under the Exchange Act will be suspended upon the filing of the Form 15.

Item 3.03	Material Modification to Rights of Security Holders

The information set forth in the Introduction and Items 2.01, 3.01, 5.01, 5.03 and 8.01 of this Current Report on Form 8-K is incorporated into this Item 3.03 by reference.

As a result of the Merger, each share of Company Common Stock that was issued and outstanding as of immediately prior to the Effective Time (except as described in Item 2.01 of this Current Report on Form 8-K) was cancelled and converted, at the Effective Time, into the right to receive the Merger Consideration, without interest thereon and less any required tax withholdings in accordance with the terms of the Merger Agreement. Accordingly, at the Effective Time, the holders of such shares of Company Common Stock ceased to have any rights as shareholders of the Company, other than the right to receive the Merger Consideration, without interest thereon and less any required tax withholdings.

As previously disclosed, on September 19, 2022, the Company entered into a shareholder rights agreement (as amended, the “Rights Agreement”) with Computershare Trust Company, N.A., and declared a dividend of one right (a “Right”) for each outstanding share of Company Common Stock. Upon the closing of the Merger, the Rights Agreement and the Rights terminated in accordance with their terms.

Item 5.01	Changes in Control of Registrant

The information set forth in the Introduction and Items 2.01, 3.03 and 5.02 of this Current Report on Form 8-K is incorporated into this Item 5.01 by reference.

As a result of the Merger, a change in control of the Company occurred, and the Company became a wholly owned subsidiary of Parent.

In connection with the closing of the Merger, the aggregate purchase price paid for all equity securities of the Company (excluding Owned Company Shares and Rollover Shares) was approximately $2.4 billion. The funds used by Parent to consummate the Merger and complete the related transactions came from approximately $863 million in the form of cash contribution by Liverpool to Parent, approximately $367 million of proceeds received in connection with a shareholder loan extended by Liverpool to Parent, approximately $450 million of proceeds received in connection with the ABL Facility and approximately $1.01 billion of Company cash on hand.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement

The information set forth in the Introduction and Item 2.01 of this Current Report on Form 8-K is incorporated into this Item 5.02 by reference.

As of and immediately following the Effective Time, each of the directors of the Company (James L. Donald, Kristen A. Green, Glenda G. McNeal, Erik B. Nordstrom, Peter E. Nordstrom, Amie Thuener O’Toole, Guy B. Persaud, Eric D. Sprunk, Bradley D. Tilden, Mark J. Tritton and Atticus N. Tysen) automatically ceased to be a member of the board of directors of the Company and Erik B. Nordstrom automatically became the sole director of the Company, in each case pursuant to the Merger Agreement.

In addition, immediately following the Effective Time, Messrs. Erik B. Nordstrom and Peter E. Nordstrom entered into agreements with the Company pursuant to which they assumed the roles of Co-Chief Executive Officers of the Company.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The information set forth in the Introduction and Item 2.01 of this Current Report on Form 8-K is incorporated into this Item 5.03 by reference.

At the Effective Time, the Amended and Restated Articles of Incorporation of the Company, as in effect immediately prior to the Merger, was amended and restated to be in the form of the articles of incorporation attached as Exhibit 3.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

In addition, at the Effective Time, the Bylaws, as amended and restated, of the Company, as in effect immediately prior to the Merger, were amended and restated to be in the form of the bylaws attached as Exhibit 3.2 to this Current Report on Form 8-K, which are incorporated herein by reference.

Item 8.01	Other Events

Supplemental Indentures

In connection with the consummation of the Merger and entering into the Credit Agreement, on May 20, 2025, the Company entered into a First Supplemental Indenture to (i) that certain Indenture, dated as of March 11, 1998, with Norwest Bank Colorado, National Association (subsequently assigned to Computershare Trust Company, N.A.), as trustee, and (ii) that certain Indenture, dated as of December 3, 2007, with Wells Fargo Bank, National Association (subsequently assigned to Computershare Trust Company, N.A.), as trustee (together, the “Supplemental Indentures”), pursuant to which the Company previously issued various notes and debentures, including 4.000% senior notes due 2027, 6.95% senior debentures due 2028, 4.375% senior notes due 2030, 4.250% senior notes due 2031, 7.00% senior notes due 2038 and 5.00% senior notes due 2044 (collectively, the “Notes”).

In accordance with the terms and conditions of the Supplemental Indentures, on May 20, 2025, the Subsidiary Guarantors entered into (i) a notes guaranty agreement in favor of Wilmington Savings Fund Society, FSB, as notes collateral agent (the “Notes Collateral Agent”), for the benefit of holders of the Notes, pursuant to which the Subsidiary Guarantors agreed to guaranty the Notes, and (ii) a notes security agreement, by and among the Company and the Subsidiary Guarantors in favor of the Notes Collateral Agent pursuant to which the obligations pursuant to the Notes are secured by the Collateral, with the Notes having a first priority lien on the Notes Priority Collateral and a second priority lien on the ABL Priority Collateral.

The foregoing descriptions of the Supplemental Indentures do not purport to be complete and are subject to, and qualified in their entirety by reference to, the full text of the Supplemental Indentures which are attached as Exhibits 4.1 and 4.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Press Release

In addition, on May 20, 2025, the Company issued a press release announcing the completion of the Merger. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security. No offer, solicitation, or sale will be made in any jurisdiction in which such an offer, solicitation, or sale would be unlawful.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated December 22, 2024, by and among Norse Holdings, Inc., Navy Acquisition Co. Inc. and Nordstrom, Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on December 23, 2024)*

3.1	Amended and Restated Articles of Incorporation of Nordstrom, Inc.

3.2	Amended and Restated Bylaws of Nordstrom, Inc.

4.1	First Supplemental Indenture to that certain Indenture, dated as of March 11, 1998, with Norwest Bank Colorado, National Association (subsequently assigned to Computershare Trust Company, N.A.), as trustee

4.2	First Supplemental Indenture to that certain Indenture, dated as of November 28, 2007, with Wells Fargo Bank, National Association (subsequently assigned to Computershare Trust Company, N.A.), as trustee

10.1	Amendment No. 1 to Rollover, Voting and Support Agreement, dated as of May 20, 2025, by and among the shareholders party thereto, Nordstrom Holdings, Inc., and Nordstrom, Inc.

99.1	Press Release, issued May 20, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted schedules or exhibits upon request by the SEC; provided that the Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedules or exhibits so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORDSTROM, INC.
(Registrant)

/s/ Ann Munson Steines
Ann Munson Steines
Chief Legal Officer, General Counsel and Corporate Secretary

Date: May 20, 2025